SEANERGY MARITIME HOLDINGS CORP
1 — 3 Patriarchou Grigoriou
16674 Glyfada
Athens, Greece

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 16, 2009

To the Shareholders of Seanergy Maritime Holdings Corp.:

The 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Seanergy Maritime Holdings Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company” or “Seanergy”), will be held at the Company’s executive offices at 1-3 Patriarchou Grigoriou, 16674 Glyfada, Athens, Greece at 6:00 p.m., local time, on Thursday, July 16, 2009 for the following purposes:

1. To consider and vote upon a proposal to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.0001 per share, from 100,000,000 to 200,000,000 shares;

2. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers S.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

None of the terms of the members of our board of directors expire at this Annual Meeting. As a result, you will not be voting to elect directors at the Annual Meeting. Our board of directors has fixed the close of business on June 10, 2009 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Ioannis Tsigkounakis,
Secretary

Athens, Greece
June 12, 2009

All shareholders are invited to attend the Annual Meeting in person. Those shareholders who are unable to attend are respectfully urged to execute and return the enclosed proxy card as promptly as possible. Shareholders who execute a proxy card may nevertheless attend the Annual Meeting, revoke their proxy and vote their shares in person. “Street name” shareholders who wish to vote their shares in person will need to obtain a proxy from the person in whose name their shares are registered.

SEANERGY MARITIME HOLDINGS CORP.

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 16, 2009

PROXY STATEMENT
TIME, DATE AND PLACE OF ANNUAL MEETING
INFORMATION CONCERNING PROXY
PURPOSES OF THE ANNUAL MEETING
OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
BOARD OF DIRECTORS
INFORMATION AVAILABLE ON OUR WEBSITE
PROPOSAL ONE -- PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL TWO -- PROPOSAL TO RATIFY THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS
OTHER BUSINESS

PROXY STATEMENT

TIME, DATE AND PLACE OF ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation by the board of directors of Seanergy Maritime Holdings Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company” or “Seanergy”), of proxies from the holders of our common stock, par value $0.0001 per share, for use at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s executive offices at 1 — 3 Patriarchou Grigoriou, 16674 Glyfada, Athens, Greece at 6:00 p.m., local time, on Thursday, July 16, 2009, and at any adjournments or postponements thereof pursuant to the enclosed Notice of Annual Meeting.

The approximate date this proxy statement and the enclosed form of proxy are first being sent to shareholders is June 16, 2009. Shareholders should review the information provided herein in conjunction with our Annual Report to Shareholders, which accompanies this proxy statement. Our principal executive offices are located at 1 — 3 Patriarchou Grigoriou, 16674 Glyfada, Athens, Greece, and our telephone number is +30 210 963 8461.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of our board of directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by us. In addition to the use of mail, our officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies. We will reimburse such persons for their expenses in doing so.

PURPOSES OF THE ANNUAL MEETING

At the Annual Meeting, our shareholders will consider and vote upon the following matters:

1. To consider and vote upon a proposal to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.0001 per share, from 100,000,000 to 200,000,000 shares;

2. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers S.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

None of the terms of the members of our board of directors expire at this Annual Meeting. As a result, you will not be voting to elect directors at the Annual Meeting.

Unless contrary instructions are indicated on the enclosed proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted in favor of all proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, the shareholder’s shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

Our board of directors has set the close of business on June 10, 2009 as the record date for determining which of our shareholders are entitled to notice of and to vote at the Annual Meeting. As of the record date, there were approximately 22,361,227 shares of common stock that are entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

The attendance, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting, present in person or represented by proxy is necessary to constitute a quorum. The vote of the holders of a majority of the shares of common stock eligible to vote at the Annual Meeting will be required for approval of all proposals covered by this Proxy Statement. If less than a majority of the issued and outstanding shares entitled to vote is represented at the Annual Meeting, a majority of the shares so represented or present may adjourn the Annual Meeting from time to time, without notice other than announcement at the meeting until a quorum is represented or present.

Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner’s shares with respect to the election of directors and certain other matters addressed at the Annual Meeting. Any such shares that are not represented at the Annual Meeting either in person or by proxy will not be counted in the vote on any matters addressed at the Annual Meeting.

BOARD OF DIRECTORS

Our board of directors currently consists of thirteen directors and is divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year, beginning at the third annual meeting of shareholders. The term of office of the Class A directors, consisting of Messrs.

Elias M. Culucundis, Dimitrios N. Panagiotopoulos, George Taniskidis and Dimitris Anagnostopoulos, will expire at our third annual meeting of shareholders, which is expected to be held in 2010. The term of office of the Class B directors, consisting of Messrs. Dale Ploughman, Alexios Komninos, Ioannis Tsigkounakis, George Tsimpis and Ms. Christina Anagnostara, will expire at the fourth annual meeting of shareholders, which is expected to be held in 2011. The term of office of the Class C directors, consisting of Messrs. Georgios Koutsolioutsos, Kostas Koutsoubelis, Kyriakos Dermatis, and Alexander Papageorgiou, will expire at the fifth annual meeting of shareholders, which is expected to be held in 2012. Because the initial term of office for the class of directors with the shortest term does not expire until 2010, there are no positions for director that expire at this Annual Meeting. Accordingly, shareholders will not be voting for the election of any directors at the Annual Meeting.

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INFORMATION AVAILABLE ON OUR WEBSITE

Important information regarding the following matters is included in our Form 20-F for the year ended December 31, 2008, which document is posted on our web site and may be viewed at http://www.seanergymaritime.com under the Investor Relations section by selecting Financial Reports:

•	Names and brief biographies of our directors and management;

•	Beneficial ownership of our common stock by our directors, officers and shareholders who own beneficially in excess of 10% of our common stock;

•	A description of our corporate governance, including a description of a Voting Agreement that impacts the election of our directors, descriptions of our board committees, descriptions of our practices regarding director independence, and a description of our shipping committee and its duties;

•	A description of certain relationships and related transactions among the Company and our officers, directors and major shareholders; and

•	Information regarding amounts paid to our previous independent registered public accounting firm during our last fiscal year.

In addition, copies of our Code of Business Conduct and Ethics and of our committee charters are also posted on our website under the Corporate Governance section. We will also provide a paper copy of any of these documents at no charge upon the written request of a shareholder. Shareholders may direct their requests to the attention of our General Counsel by phone at +30 210 963 8461 or by mail at 1-3 Patriarchou Grigoriou, 16674 Glyfada, Athens, Greece, Attn: General Counsel.

PROPOSAL ONE — PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has approved, and the Company is seeking approval by the shareholders of, an amendment to Paragraph FOURTH of the Company’s Amended and Restated Articles of Incorporation that increases the number of shares of common stock that the Company is authorized to issue from 100,000,000 shares to 200,000,000 shares. The full text of the proposed amendment is attached to this proxy statement as Appendix 1, and the following description is qualified in its entirety by reference to Appendix 1.

The Company desires to increase the number of authorized shares of common stock to provide us with the flexibility to structure equity financings, raise capital, authorize stock splits, pay dividends, expand through acquisitions, joint ventures and strategic alliances and to otherwise meet corporate needs, while avoiding the delay and expense of calling a special shareholders’ meeting to authorize the issuance of stock. Although the Company currently has no agreements, commitments or plans for the issuance of additional shares of common stock, opportunities may arise that require the Board of Directors to act quickly, such as companies and/or vessels becoming available for acquisition or favorable market conditions for acquisitions, capital financing or public offerings. This flexibility is important to the Company’s future growth. The Board of Directors believes that the authorization to issue additional shares of common stock is necessary to enhance the Company’s ability to respond to these and similar opportunities.

Each additional share of the Company’s common stock authorized by the amendment will have the same rights and privileges as each share of common stock currently authorized or outstanding. The holders of common stock have no preemptive rights. Authorized but unissued shares of the Company’s common stock, including the shares of common stock covered by this proposal, may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from or approval by the shareholders of the Company, except as may be required by applicable law or as the Board of Directors deems advisable.

The authorization of additional shares of common stock may also have the effect of delaying or preventing a change in control of the Company. Shares of authorized and unissued common stock could be

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issued (within the limits imposed by applicable law) in one or more transactions which could make a change in control of the Company more difficult and therefore less likely. Any issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company or to remove incumbent management. In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the Board of Directors does not believe is in the best interests of the Company or its shareholders, the Board of Directors will have the ability to quickly issue additional shares of common stock, at a low price, and make the proposed takeover attempt more difficult to complete. Additionally, the Board of Directors will have the ability to issue additional shares of common stock to individuals that would oppose such a transaction. As a result, management may be able to retain its position more easily. The Board of Directors, however, does not intend to issue any additional shares of common stock except on terms that the Board of Directors deems to be in the best interest of the Company and its shareholders.

Notwithstanding the foregoing, the issuance of additional shares of common stock may have certain adverse effects upon the current holders of the Company’s common stock. The approval of the proposed amendment will result in a greater number of shares of common stock available for issuance. Because there are no preemptive rights with respect to the common stock, shareholders may experience a significant reduction in their shareholders’ interest with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares of common stock are issued, other than through a proportional issuance, such as a stock split or stock dividend. Also, the issuance of additional shares of common stock will increase the number of outstanding shares and would dilute the percentage ownership of existing shareholders.

This proposal is not in response to any attempt to acquire control of the Company, nor is the Company aware of any such attempt. Further, it is not an effort by management of the Company to make it more difficult to replace incumbent management. Finally, this proposal is not part of a plan by the Company to adopt a series of anti-takeover measures, nor does the Company have any present intention of proposing the adoption of additional anti-takeover measures in the future. Although this proposal has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt, nevertheless shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT
TO THE COMPANY’S AMEDED AND RESTATED ARTICLES OF INCORPORATION.

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PROPOSAL TWO — PROPOSAL TO RATIFY THE SELECTION
OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected PricewaterhouseCoopers S.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2009. During fiscal 2008, our independent registered public accounting firm was KPMG Certified Auditors A.E. The representatives of PricewaterhouseCoopers S.A. will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required for Approval

Shareholder approval is not required for the appointment of PricewaterhouseCoopers S.A., because the audit committee is responsible for selecting auditors. However, the appointment is being submitted for ratification by the shareholders at the Annual Meeting. No determination has been made as to what action the board of directors or the audit committee would take if shareholders do not approve the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

As permitted by the Securities Exchange Act of 1934, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the proxy statement.

We will promptly deliver, upon oral or written request, a separate copy of the proxy statement or annual report to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company’s General Counsel by phone at +30 210 963 8461 or by mail to 1 — 3 Patriarchou Grigoriou, 16674 Glyfada, Athens, Greece, Attn: General Counsel.

Shareholders residing at the same address who currently receive only one copy of the proxy statement but desire to receive multiple copies, and shareholders residing at the same address who currently receive multiple copies of the proxy statement but desire to receive only one copy, may contact Company’s General Counsel by phone at +30 210 963 8461 or by mail to 1 — 3 Patriarchou Grigoriou, 16674 Glyfada, Athens, Greece, Attn: General Counsel.

OTHER BUSINESS

The board of directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

By Order of the Board of Directors,

Ioannis Tsigkounakis,
Secretary
Athens, Greece
June 12, 2009

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APPENDIX 1

AMENDMENT
TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
SEANERGY MARITIME HOLDINGS CORP. (THE “CORPORATION”)

PURSUANT TO SECTION 90 OF
THE MARSHALL ISLANDS BUSINESS CORPORATION ACT

I, Dale Ploughman, the Chief Executive Officer of the Corporation, for the purpose of amending the Amended and Restated Articles of Incorporation of the Corporation, hereby certify:

1. The name of the Corporation is: Seanergy Maritime Holdings Corp.

2. The Articles of Incorporation were filed with the Registrar of Corporations as of the 4th day of January, 2008, and were amended and restated in their entirety as of the 11th day of July, 2008.

3. The Paragraph FOURTH of the Articles of Incorporation is deleted in its entirety and replaced with the following:

“FOURTH: The aggregate number of shares of capital stock that the Corporation shall have the authority to issue is two hundred and one million (201,000,000) consisting of the following:

(1) two hundred million (200,000,000) registered shares of common stock with a par value of US $0.0001 per share.

(2) one million (1,000,000) registered preferred shares with a par value of US $0.0001 per share. The Board of Directors (the “Board”) is expressly granted the authority to issue preferred shares and to establish such series of preferred shares and with such designations, preferences and relative participating, optional or special rights and qualifications, limitations or restrictions as shall be stated in the resolutions providing for the issue of such preferred shares and without further vote or action by the shareholders.‘

4. All of the other provisions of the Amended and Restated Articles of Incorporation, as amended, shall remain unchanged.

5. This Amendment to the Amended and Restated Articles of Incorporation was approved by a majority of the shareholders of the Corporation at an annual meeting of the shareholders of the Corporation held on July 16, 2009.

IN WITNESS WHEREOF, I have executed this Second Amendment to the Amended and Restated Articles of Incorporation on this            day of                     , 2009

Dale Ploughman, Chief Executive Officer

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SEANERGY MARITIME HOLDINGS CORP.
PROXY FOR ANNUAL MEETING
TO BE HELD ON JULY 16, 2009
     The undersigned shareholder of Seanergy Maritime Holdings Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Dale Ploughman and Ioannis Tsigkounakis or any of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at 6:00 p.m., local time at the Company’s executive offices at 1—3 Patriarchou Grigoriou, 16674 Glyfada, Athens, Greece on July 16, 2009 or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.
The Board of Directors recommends that you vote “FOR” each proposal.
1.	Proposal to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.0001 per share, from 100,000,000 to 200,000,000 shares.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	Proposal to ratify the appointment of PricewaterhouseCoopers S.A. as the Company’s independent auditors.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH PROPOSAL SPECIFICALLY IDENTIFIED ABOVE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Date:                                         , 2009

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where proper, official position or representative capacity. For stock held in joint tenancy, each joint owner should sign.